Exhibit 10.13

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment (this “Amendment”), dated as of December [__], 2018, to the Securities Purchase Agreement originally entered into on November 14, 2018, (the “Agreement”), is entered into by and among FMC GlobalSat Holdings, Inc. (the “Company”) and the Majority in Interest. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS:

A. Whereas, pursuant to the terms of the Agreement, the Company and sold and issued Units of the Company’s securities (the “Units”) with such Units consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”) and one warrant to purchase one half share of Common Stock to the Purchasers, as more fully described in the Agreement;

B. Whereas, Section 2.1 of the Agreement provides that no Closing Date shall after the Termination Date, which is defined as November 15, 2018, subject to extension;

C. Whereas, the Company and Purchasers representing a Majority in Interest desire to amend the definition of Termination Date in order to extend the period of the Offering.

AGREEMENTS

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Closing.  On one or more Closing Dates, upon the terms and subject to the conditions set forth herein, provided the Minimum Amount has been subscribed for, the Company agrees to sell, and each of the Purchasers, severally and not jointly, agrees to purchase units of the Company’s securities (the “Units”) for an aggregate purchase price of a minimum (the “Minimum Amount”) of Six Hundred Thousand Dollars ($600,000) and up to a maximum (the “Maximum Amount”) of One Million Five Hundred Thousand Dollars ($1,500,000), with each Unit consisting of one share of Common Stock and a Warrant to purchase one half (1/2) share of Common Stock (each such purchase and sale being the “Closing”), at the Unit Purchase Price. Each Subscriber must purchase a minimum of 25,000 Units (or, $50,000). The Company’s officers and directors (and/or their Affiliates) may participate in the Offering in an aggregate amount of up to Four Hundred Thousand Dollars ($400,000) which such amount shall be applied towards the Minimum Amount and Maximum Amount. Prior to the Closing, each Purchaser shall deliver to the Escrow Agent, inter alia, such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser by a wire transfer of immediately available funds, and the Company shall, on the Closing Date, cause the Company to deliver to each Purchaser, inter alia, a certificate representing the number of Shares and Warrants purchased by each such Purchaser at the Closing as determined pursuant to Section 2.2(a). The Company and each Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closings shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, each Closing Date shall occur on or before December 31, 2018, which may be extended at the discretion of the Company’s Board of Directors for up to an additional thirty (30) days (such outside date, “Termination Date”). If any Closing is not held on or before the Termination Date, (i) all subscription documents executed by the Company or a Purchaser shall be returned to the Company or such Purchaser, as applicable, and (ii) each Subscription Amount shall be returned, without interest or deduction to the Purchaser who delivered such Subscription Amount.”

2. Section 5.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice given at any time to the Company, prior to the occurrence of a Closing with respect to such Purchaser’s Subscription Agreement. In the event of any termination by a Purchaser under this Section 5.1, the Company shall promptly (and in any event within two (2) Business Days of such termination) refund all of such Purchaser’s subscription amount. No Closing hereunder may take place after December 31, 2018, subject to a thirty (30) day extension upon the sole discretion of the Board of Directors.”

3. Except as modified herein, the terms of the Agreement and Transaction Documents shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

5. This Amendment shall be governed pursuant to Section 5.9 of the Agreement.

[Signature Page Follows]

[SIGNATURE PAGE TO AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

THE COMPANY

FMC GLOBALSAT HOLDINGS, INC.

By:
Name:	Emmanuel Cotrel
Title:	Chief Executive Officer

PURCHASERS

By:
Name:
Title:

By:
Name:
Title: